ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

CLASS B COMMON STOCK **CLASS B COMMON STOCK**

PAR VALUE $.01

Certificate Number
ZQ00000000

Shares
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****000000**************
*****000000*************
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TRANSFER OF SHARES OF CLASS B COMMON STOCK OF HOVNANIAN ENTERPRISES, INC. (THE "COMPANY") IS RESTRICTED AS PROVIDED BY ARTICLE FOURTH ("ARTICLE FOURTH") OF THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED. NO RECORD OWNER OF SHARES OF CLASS B COMMON STOCK MAY TRANSFER ANY INTEREST IN ANY SUCH SHARES, WHETHER BY SALE, ASSIGNMENT, GIFT OR OTHERWISE, EXCEPT (1) TO A "PERMITTED TRANSFEREE", AS SUCH TERM IS DEFINED IN ARTICLE FOURTH, OR (2) AS OTHERWISE PROVIDED BY ARTICLE FOURTH. ANY ATTEMPTED TRANSFER OF ANY INTEREST IN SHARES OF CLASS B COMMON STOCK MADE IN VIOLATION OF ARTICLE FOURTH SHALL NOT BE REGISTERED BY THE COMPANY AND SHALL RESULT, WITHOUT FURTHER ACTION ON THE PART OF ANY PERSON, IN THE AUTOMATIC CONVERSION OF SUCH SHARES OF CLASS B COMMON STOCK INTO SHARES OF CLASS A COMMON STOCK OF THE COMPANY IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE FOURTH.

HOVNANIAN ENTERPRISES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 442487 50 0

THIS IS TO CERTIFY that MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

is the owner of ***ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO***

THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com

FULLY PAID AND NONASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH OF THE CLASS B COMMON STOCK OF Hovnanian Enterprises, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate, and the shares represented hereby, are issued and shall be subject to all of the provisions of the Certificate of Incorporation and of the amendments thereof, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers and a facsimile of its corporate seal to be hereunto imprinted.

Chairman

Secretary

HOVNANIAN ENTERPRISES, INC. CORPORATE SEAL 1983 DELAWARE

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

Printed by DATA BUSINESS FORMS

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PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP/IDENTIFIER				XXXXXX XX X
Holder ID				XXXXXXXXXX
Insurance Value				1,000,000.00
Number of Shares				123456
DTC		12345678		123456789012345
Certificate Numbers		Num/No.	Denom.	Total
1234567890/1234567890		1	1	1
1234567890/1234567890		2	2	2
1234567890/1234567890		3	3	3
1234567890/1234567890		4	4	4
1234567890/1234567890		5	5	5
1234567890/1234567890		6	6	6
Total Transaction				7

HOVNANIAN ENTERPRISES, INC.

The Company will furnish to any stockholder, upon request to its principal office or to any of its transfer offices and without charge, a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Company, or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - .... Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors Act ....
(State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ______________________ hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

______________________ Shares
of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
______________________ Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ______________________ 20 ________

Signature: ______________________

Signature: ______________________

Notice: The signature of this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Hovnanian Enterprises, Inc. and Computershare Trust Company, N.A., successor rights agent to National City Bank, dated as of August 14, 2008 and as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Hovnanian Enterprises, Inc. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this certificate. Hovnanian Enterprises, Inc. shall mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. *Under certain circumstances, as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.*

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